Exhibit 99.3

KARTOON STUDIOS’ KARTOON CHANNEL! STREAMING BUSINESS HITS PROFITABILITY MILESTONE

Record Breaking Subscriber Numbers in both January and February

Surpassing Previous All-Time Highs

Free Trials and Conversions to Paid Subscriptions Soared by Nearly 50% in February Compared to the Same Month Last Year

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Beverly Hills, CA; April 11, 2024: Kartoon Studios (NYSE American: TOON) today announced its direct to consumer streaming services, including Kartoon Channel!, achieved profitability through the first two months of 2024, driven by sustained subscriber growth and streamlined operations. As recently reported, Kartoon Channel! achieved record revenue and EBITDA breakeven in the fourth quarter of 2023. Available on a wide array of platforms, Kartoon Channel! has achieved remarkable domestic penetration, reaching nearly 100% of U.S. television households, as its momentum of growth continues.

“It has been less than four years since Kartoon Channel!’s launch, and in that time, it has rapidly ascended to become a premier destination in children’s entertainment with a vast selection of family-friendly content. The transition to profitability in that short time is a testament to Kartoon Studios' strategic focus on growing our subscriber base, reducing customer acquisition costs, maintaining a lean operating infrastructure, and the fundamental safety of the content. We are extremely proud of this major accomplishment, which many in our industry struggle to achieve. Moreover, we are extremely encouraged by the outlook for the business, considering the fact that we had record-breaking subscriber numbers in both January and February, surpassing previous milestones. We attribute the success of the channel growth to the exceptional leadership team, run by Todd Steinman, President of Toon Media Networks,” stated Andy Heyward, Chairman and CEO of Kartoon Studios.

Kartoon Channel!’s app continues to excel in user satisfaction, boasting a leading 4.9 out of 5 stars in the Apple App Store and outperforming other competitors in the industry.

Kartoon Channel!	4.9
YouTube Kids	4.7
Disney+	4.6
PBS KIDS	4.3
CARTOON NETWORK	3.9
NETFLIX	3.6

TOP RANKED CONTENT DESTINATION

iOS User Ratings in the Apple App Store (March 2024)

This acclaim is a reflection of the channel's commitment to quality and its diverse library of safe content, including popular titles like Stan Lee’s Superhero Kindergarten, Rainbow Rangers, and Shaq’s Garage, as well as an expansive library of other leading titles.

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Todd Steinman shared his enthusiasm for the channel's impact, stating, "The positive reception from kids and parents has been tremendous. Our subscriber growth has witnessed a notable increase, driven by programming like Rainbow Rangers attracting larger audiences for its third season, exclusively on Kartoon Channel! Free trials and conversions to paid subscriptions soared by nearly 50% in February compared to the same month last year. As Kartoon Channel! continues to expand, we remain committed to delivering safe, high-quality entertainment to families worldwide, guided by a strategy emphasizing growth, compelling content, and viewer satisfaction. This approach will solidify Kartoon Studios' streaming business as a pivotal growth driver for the Company in the years ahead.

Kartoon Channel! Worldwide is also expanding its reach internationally, with dedicated channels and branded blocks in key markets around the world, representing a target audience of nearly 1.8 billion people. This global expansion has not only broadened its audience but has also reinforced its position as a premier destination for safe children’s content, worldwide.

“I would also like to express my gratitude to Paul Robinson, President of Kartoon Channel! Worldwide, who has been pivotal in growing the international presence of the channel,” continued Heyward. “His expertise, honed as Managing Director of Disney Channel Worldwide, has been instrumental in expanding our global footprint.

About Kartoon Channel!

Available everywhere and anywhere kids are today, Kartoon Studios’ Kartoon Channel! is a family entertainment destination that delivers 1000s of episodes of carefully curated and safe family-friendly content. The channel features original content, including Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, Rainbow Rangers, and Shaq’s Garage, starring Shaquille O’Neal and Rob “Gronk” Gronkowski. Kartoon Channel! also delivers animated classics for little kids, such as Peppa Pig Shorts, Mother Goose Club, Barney and Friends, Om Nom Stories, as well as content for bigger kids, like Angry Birds, Talking Tom & Friends and Yu-Gi-Oh! Kartoon Channel! also offers STEM-based content through its Kartoon Classroom, including Baby Genius and more, as well as a Spanish language collection on the platform, KC En Espanol.

Kartoon Channel! is available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs.

Internationally, Kartoon Channel! is currently available in key territories around the world, including Africa and Sub-Sahara Africa (StarTimes), Australia and New Zealand (Samsung TV Plus), Germany (Waipu), Philippines (Tapp Digital) and Maldives (Dhiraagu). Kartoon Channel! Branded blocks are also currently available daily in 61 countries across the Middle East, Africa, Latin America, and Europe.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Ameba; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, , Android TV, Tubi, Xumo, and Samsung and LG Smart TVs. Frederator Network owns and operates one of the largest global animation networks on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.

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For additional information, please visit www.kartoonstudios.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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